UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A

                         Amendment No. 1

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         January 13, 2006
         Date of Report (Date of earliest event reported)



                        WHOLE LIVING, INC.
(Exact name of small business issuer as specified in its charter)

        Nevada                    000-26973              87-0621709
(State of incorporation)     (Commission File No.)    (I.R.S. Employer
                                                       Identification No.)

            433 East Bay Boulevard, Provo, Utah  84606
             (Address of principal executive offices)

                          (801) 655-1000
                 (Registrant's telephone number)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))


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In this current report references to "Whole Living," "we," "us," and "our"
refer to Whole Living, Inc. and its subsidiaries.

        SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "project," or "continue" or comparable terminology used in connection with any discussion of future events or operations identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

                Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 12, 2006, our Board of Directors (the "Board") approved an agreement to purchase 2,300,000 membership interest units of ForeverGreen International, LLC, a Utah limited liability company ("ForeverGreen"). ForeverGreen is a network marketing company that focuses on whole foods and natural products. On January 13, 2006, we completed the acquisition pursuant to the Member Interest Purchase Agreement and acquired 2,300,000 membership units, that represent a 23% interest in ForeverGreen. In consideration for the membership units we issued 19,000,000 restricted shares of our common stock to four members of ForeverGreen as follows:

..     Ronald Williams sold 2,000,000 membership units in exchange for
      16,000,000 shares of Whole Living common stock;
..     Robert Reitz sold 100,000 membership units in exchange for 1,000,000 shares of Whole Living common stock;
..     Brenda Huang sold 100,000 membership units in exchange for 1,000,000 shares of Whole Living common stock; and
..     Jerry Gray sold 100,000 membership units in exchange for 1,000,000 shares of Whole Living common stock.

As a result of this transaction, ForeverGreen is a significant subsidiary of Whole Living. Pursuant to the purchase agreement, members of ForeverGreen were appointed as directors (See Item 5.01 and 5.02, below) and Whole Living will effect a 15-to-1 reverse of our common stock (See Item 8.01 - "Recapitalization," below)

The consideration paid in the exchange was valued at $2,850,000 and was based upon $750,000 paid for a 4.5% interest in ForeverGreen purchased in October 2003, plus the fact that ForeverGreen's revenues had increased approximately 380% over the five months prior to the closing of the purchase agreement. The Whole Living shares were valued at $0.15 per share based on the trading prices of the our common stock prior to the closing of the purchase agreement.

            Section 3 - Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities

On November 11, 2005, we issued an aggregate of 13,682,344 shares of common stock for services rendered and conversion of debt. We issued 3,050,000 shares of common stock to seven individuals for services rendered. We issued 732,500 shares to Universal Business Insurance in consideration for past due premiums of $58,693 for director/officer liability insurance and liability and property insurance. We issued 9,899,844 shares to five persons to convert notes payable totaling $891,036.

After the closing with ForeverGreen, we had 99,059,589 shares of common stock outstanding. The 19,000,000 shares of common stock issued in this transaction represent 19.2% of our issued and outstanding after the closing.


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         Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Company

Pursuant to the purchase agreement, on January 13, 2006, the Board filled the director vacancy on our Board by appointing Ronald Williams as a director and
Chairman of the Board.   Mr. Williams previously served as Director, President
and CEO of Whole Living from November 1998 to October 2002. On that same date Douglas J. Burdick tendered his resignation as director and the Board designated Brenda Huang to replace him. Mr. Burdick will continue as President of our subsidiary, Brain Garden, Inc. and will be available as an advisor to the Board. William L. Fifield also resigned as director of Whole Living and the Board designated Robert Reitz to replace him. Mr. Fifield will continue to work for Whole Living as the Vice-president of Communications.
The biographies of the new directors are provided below in Item 5.02.

As a result of the exchange of Whole Living stock and ForeverGreen membership units, Ronald Williams beneficially owns 16,000,000 shares, or 16.2% of our shareholder voting power, and the four members of ForeverGreen collectively hold 19.2% of the voting power.

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

On January 13, 2006, Douglas J. Burdick, President, and Chief Executive Officer resigned those positions and William M. Fifield resigned as Secretary/Treasurer of the company. The Board appointed the following individuals as executive officers to fill those vacancies and the directors and executive officers of the company are:

      Ronald Williams  Chairman of the Board, President and CEO
      Robert Reitz     Director, Secretary/Treasurer, CFO and
                       Vice-president of Finance
      Brenda Huang     Director and Vice-president of Marketing

Ronald Williams - Chairman of Board, President and CEO - Mr. Williams started in the network marketing industry in the 1980's as a distributor for NuSkin International and learned the trade and business with them. He then went on to Neways International from 1992 to 1997 and became its Vice-president of Sales and Marketing. During 1997 and 1998 he was the Senior Executive at Young Living Essential Oils and later founded Whole Living in November 1998.

In May 2004 Mr. Williams launched his own company, ForeverGreen International, LLC, and that company's sales exceed $1 million per month. His focus on unique, fun and pleasurable products led to the development of an all natural health and wellness line at ForeverGreen International, LLC.

Robert Reitz - Director, Secretary, Treasurer, CFO, and Vice-president Finance
- Mr. Reitz started in the network marketing industry in 1997 with Enrich International. He lived in and opened the Enrich Japan territory while working with Enrich throughout Asia, Europe and the Americas. Mr. Reitz is fluent in Japanese and also worked with markets throughout the world for Morinda/Tahitian Noni International. He developed a broad understanding of network marketing in the areas of commissions, finance, accounting, payroll, reporting, IT and human resources. Mr. Reitz has an MBA from NYU Stern School.

Brenda Huang - Director and Vice-president of Marketing - Ms. Huang's marketing experience began while managing Asian operations growth in Taiwan for Morinda, Inc. After her success in Taiwan, Brenda accepted an offer to facilitate growth of Morinda in Hong Kong, China. She is experienced in creating business presentations for a variety of countries and languages. She is fluent in Mandarin Chinese, Japanese, Cantonese, Taiwanese and English.
For the past nine years, she has worked directly with distributors in the capacities of General Manager, Sales and Marketing Manager, Customer Service and Operations Manager.


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                     Section 8 - Other Events

Item 8.01  Other Events

     Company Organization

As part of the restructuring of management, the Board has restructured the organization of the company and appointed the following individuals to serve in the following capacities.

Paul Frampton - Vice-president of Global Sales - Mr. Frampton has more than 15 years experience in the network marketing industry and received his Bachelors and Masters degrees in accountancy from Brigham Young University. He is a Certified Public Accountant in the state of Utah and speaks fluent Spanish.
He started in the network marketing industry as a public accountant at Grant Thornton where he worked directly with Utah-based network marketing firms.
For the previous 11 years, he worked with Enrich/Unicity in a number of positions.

Rick Redford - Vice-president of Business Development - Mr. Redford has held positions in the health and wellness, and home-based business industry for more than ten years. He worked for companies such as NuVante, Enrich/Unicity and Weider Nutrition. He is experienced in developing business plans and leadership training programs. Mr. Redford studied Business Management at Brigham Young University and theater and the performing arts at the University of Utah.

Jerry Gray - Vice-president of Operations and Product Development - Mr. Gray has worked for such companies as InShape International and Destiny WorldWide, in the network marketing industry, both domestic and international. He studied nutrition at the University of Utah and his knowledge of effective nutritional and personal care formulas is used to ensure all products contain only the purest and most effective ingredients available.

William M. Fifield - Vice-president of Communications - Mr. Fifield was appointed Vice-president of Marketing and Communications for our subsidiary, Brain Garden, Inc., in July 2002 and became our director in 2003. He has been with Brain Garden since 1998. From 1997 to 1998 he was Director of Marketing for Young Living Essential Oils and from 1996 to 1997 he was Director of Marketing for The Story Teller. He has over 25 years experience in sales and marketing. He holds a Masters of Management from the Kellogg School of Management, Northwestern University.

Daylen Bushman - Vice-president Production - Mr. Bushman has eight years of management, training, and operational experience in various industries, and holds a B.A in Communications from Brigham Young University. In his five year career with the Brain Garden, he has managed the warehouse, production, and purchasing. His responsibilities will be to ensure prompt and precise formulation and delivery of our products.

Chris Patterson - General Counsel - Mr. Patterson has worked as an attorney in the health and wellness industry for the past ten years. He previously served as counsel for Enrich, Rexall Showcase International and Unicity in international expansion, compliance, regulatory, intellectual property and corporate matters. Prior to joining ForeverGreen, he served as the President and CEO for Zija International, another nutritional network marketing company. Mr. Patterson holds a B.A. from the University of Utah in Political Science along with a Certificate in International Relations. He received his Juris Doctorate from Washburn University in Topeka, Kansas and he is a member of both the Utah and Kansas state bar associations.

      Recapitalization

On January 13, 2006, the Board authorized a 15-to-1 reverse split of our common stock, with any fractional shares of 0.5 or greater to be issued one share of common. The Board is taking the necessary steps to obtain shareholder approval by written consent for this corporate action and anticipates the reverse will become effective within the next 60 days.

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          Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

Financial statements required by this item are not available at this time and will be filed not later than 71 calendar days after the date of this report.

(b)  Pro forma Financial Information

Pro forma financial information required by this item is not available at this time and will be filed not later than 71 calendar days after the date of this report.

(c) Exhibits

No.   Description
----  -------------
10.1 Member Interest Purchase Agreement between Whole Living and ForeverGreen International, LLC, dated January 13, 2006



                            SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   WHOLE LIVING, INC.



                                   /s/ Ronald Williams
Date: January 16, 2006      By:  ____________________________________________
                                 Ronald Williams, President




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